SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: October 18, 2005

                          American Racing Capital, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                       000-29057                87-0631750
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

       4702 Oleander Drive, Suite 200
        Myrtle Beach, South Carolina                                    29577
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  (Address of principal executive offices)                           (Zip code)

 Registrant's telephone number, including area code:              (843) 497-7028
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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         American Racing Capital, Inc. (formerly Altrimega Health Corporation), a Nevada corporation ("ARC" or the "Company") entered into a Share Exchange Agreement, dated October 18, 2005, by and among the Company, ARC Development Corporation., a Nevada corporation ("ARCD") and the shareholders of ARCD (the "ARCD Shareholders"). Pursuant to the Share Exchange Agreement, the ARCD Shareholders exchanged with, and delivered to, ARC the issued and outstanding common stock of ARCD in exchange for 235,000,000 shares of ARC's common stock, par value $0.001, and 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of ARC. As a result of the Share Exchange Agreement, ARCD will become a wholly-owned subsidiary of the Company.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

 (c)     Exhibits


Exhibit             Description
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Exhibit 99.1        Share Exchange Agreement, dated October 18, 2005, by and
                    among the    Provided herewith Company, American Racing
                    Capital, Inc., and the shareholders of American Racing
                    Capital, Inc.

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                                   SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             American Racing Capital, Inc.,


                                             /s/ John W. Gandy
                                             -----------------------------------
                                             Name: John W. Gandy
                                             Title:  Chairman and President
                                             Date:   October 18, 2005